Exhibit 21.1

SUBSIDIARIES OF REGISTRANT

The following table lists the direct and indirect subsidiaries of BlackRock, Inc. as of December 31, 2012*.

Name of Subsidiary	Jurisdiction/State of Incorporation

BAA Holdings, LLC	Delaware

BlackRock Advisors, LLC	Delaware

BlackRock Advisors Holdings, Inc.	Pennsylvania

BlackRock Advisors Singapore Pte. Limited	Singapore

BlackRock Advisors (UK) Limited	United Kingdom

BlackRock Asset Management (Schweiz) AG	Switzerland

BlackRock Asset Management Australia Limited	Australia

BlackRock Asset Management Australia Services Limited	Australia

BlackRock Asset Management Canada Limited	Canada

BlackRock Asset Management Deutschland AG	Germany

BlackRock Asset Management Guernsey Limited	Guernsey

BlackRock Asset Management International Inc.	Delaware

BlackRock Asset Management Investors Services Limited	United Kingdom

BlackRock Asset Management Ireland Limited	Ireland

BlackRock Asset Management North Asia Limited	Hong Kong

BlackRock Asset Management UK Limited	United Kingdom

BlackRock Australia Holdco Pty. Ltd.	Australia

BlackRock Australia Holdings Pty Limited	Australia

BlackRock Brasil Gestora de Investimentos Ltda.	Brazil

BlackRock Cal 1 Investor, LLC	Delaware

BlackRock Canada Holdings LP	Canada

BlackRock Canada Holdings, ULC	Canada

BlackRock Capital Holdings, Inc.	Delaware

BlackRock Capital Management, Inc.	Delaware

BlackRock Capital Markets, LLC	Delaware

BlackRock Cayco Limited	Cayman Islands

BlackRock Cayman Finco Limited	Cayman Islands

BlackRock Cayman Capital Holdings Limited	Cayman Islands

BlackRock (Channel Islands) Limited	Jersey

BlackRock Colombia Holdco, LLC	Delaware

BlackRock Colombia Holdco SAS	Colombia

BlackRock Corporation US Inc.	California

BlackRock Delaware Holdings Inc.	Delaware

BlackRock Execution Services	California

BlackRock Executor & Trustee Co. Limited	United Kingdom

BlackRock Finance Europe Limited	United Kingdom

Name of Subsidiary	Jurisdiction/State of Incorporation

BlackRock Financial Management, Inc.	Delaware

BlackRock Finco UK Ltd.	United Kingdom

BlackRock Finco, LLC	Delaware

BlackRock First Partner Limited	Jersey

BlackRock Fund Advisors	California

BlackRock Fund Management Company S.A.	Luxembourg

BlackRock Fund Managers (Isle of Man) Limited	Isle of Man

BlackRock Fund Managers Limited	United Kingdom

BlackRock Funding International, Ltd.	Cayman Islands

BlackRock Funding, Inc.	Delaware

BlackRock Group Limited	United Kingdom

BlackRock HK Holdco Limited	Hong Kong

BlackRock Holdco 2, Inc.	Delaware

BlackRock Holdco 3, LLC	Delaware

BlackRock Holdco 4, LLC	Delaware

BlackRock Holdco 5, LLC	Delaware

BlackRock Holdco 6, LLC	Delaware

BlackRock Holdings Deutschland GmbH	Germany

BlackRock (Hong Kong) Limited	Hong Kong

BlackRock India Private Ltd.	India

BlackRock Institutional Services, Inc.	Delaware

BlackRock Institutional Trust Company, National Association	United States

BlackRock International Holdings, Inc.	Delaware

BlackRock International Limited	Scotland

BlackRock Investment Management (Australia) Limited	Australia

BlackRock Investment Management (Dublin) Limited	Ireland

BlackRock Investment Management (Korea) Limited	Korea

BlackRock Investment Management (Taiwan) Limited	Taiwan

BlackRock Investment Management (UK) Limited	United Kingdom

BlackRock Investment Management Ireland Holdings Limited	Ireland

BlackRock Investment Management, LLC	Delaware

BlackRock Investments, LLC	Delaware

BlackRock (Isle of Man) Holdings Limited	Isle of Man

BlackRock (Isle of Man) Limited	Isle of Man

BlackRock Japan Co., Ltd.	Japan

BlackRock Japan Holdings GK	Japan

BlackRock Kelso Capital Advisors LLC	Delaware

BlackRock Life Limited	United Kingdom

BlackRock Lux Finco S.à r.l.	Luxembourg

BlackRock Luxembourg Holdco S.à r.l.	Luxembourg

BlackRock (Luxembourg) S.A.	Luxembourg

Name of Subsidiary	Jurisdiction/State of Incorporation

BlackRock Mexican Holdco, LLC	Delaware

BlackRock Mortgage Ventures, LLC	Delaware

BlackRock (Netherlands) B.V.	Netherlands

BlackRock Operations (Luxembourg) S.à r.l.	Luxembourg

BlackRock Pensions Limited	United Kingdom

BlackRock Pensions Nominees Limited	United Kingdom

BlackRock Realty Advisors, Inc.	Delaware

BlackRock Second Partner Limited	Jersey

BlackRock Services India Private Limited	India

BlackRock (Singapore) Limited	Singapore

BlackRock (Singapore) Holdco Pte. Limited	Singapore

BlackRock Slovakia s.r.o.	Slovakia

BlackRock Trident Holding Company Limited	Ireland

BlackRock UK 1 LP	United Kingdom

BlackRock UK 2 LP	United Kingdom

BlackRock UK 3 LP	United Kingdom

BlackRock UK 4 LP	United Kingdom

BlackRock UK Holdco Limited	United Kingdom

BR Acquisition Mexico S.A. de C.V.	Mexico

BR Jersey International Holdings L.P.	Jersey

Grosvenor Alternate Partner Limited	United Kingdom

Grosvenor Ventures Limited	United Kingdom

HLX Financial Holdings, LLC	Delaware

Impulsora y Promotora BlackRock Mexico, S.A. de C.V.	Mexico

iShares (DE) I Investmentaktiengesellschaft mit Teilvermögen	Germany

iShares Chile Holdings Inversiones Limitada	Chile

iShares Chile Asesorias Limitada	Chile

iShares Delaware Trust Sponsor LLC	Delaware

Mercury Carry Company Ltd.	Isle of Man

Mercury Private Equity MUST 3 (Jersey) Limited	Jersey

Portfolio Administration & Management Ltd.	Cayman Islands

Prestadora de Servicios Integrales BlackRock Mexico, S.A. de C.V.	Mexico

St. Albans House Nominees (Jersey) Ltd.	Jersey

Trident Merger, LLC	Delaware

Wimco Nominees Ltd.	United Kingdom

*	Certain subsidiaries that are not significant have been omitted.